UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2023

GOLUB CAPITAL BDC 3, INC.

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

           200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices)           (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2023, Golub Capital BDC 3, Inc. (the “Company”) filed articles of amendment to the Company’s charter to increase the number of authorized shares of stock of the Company from 101,000,000 shares to 111,000,000 shares, consisting of 110,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share (the “Charter Amendment”). The Charter Amendment became immediately effective upon filing.

The Charter Amendment is attached hereto as Exhibit 3.1.

Item 9.01 -	Financial Statements and Exhibits.

(d) Exhibits:

3.1 Golub Capital BDC 3, Inc. Articles of Amendment

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC 3, INC.

Date: December 19, 2023	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Title: Chief Financial Officer